Exhibit 99.1

Banc of America Global Equities Healthcare Conference May 20, 2004

Forward Looking Statements These materials and accompanying statements of management address our intended future operations, our management's perspective on future trends in the pharmaceutical industry, and other matters concerning the prospects for our business. These materials and accompanying statements of management (collectively, our "disclosures") constitute forward looking statements. The disclosures are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may not be able to achieve any or all of the goals, plans or strategies described in or implied by the disclosures, and therefore may not be able to achieve financial results or level of performance that could be inferred from the disclosures. Failure to achieve any of these goals, or to execute our plans and strategies, may have an adverse effect on our future financial performance. Some of the factors that could contribute to our failure to achieve any particular result or level of performance include, but are not limited to, the risk factors described in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2003 and our other periodic filings with the SEC, which may be accessed through the website maintained by the SEC at www.sec.gov. The Company undertakes no obligation to update the disclosures for revisions or changes after the date of this presentation. 2

Investing for the Future Creates Opportunities

Highlights of Last Year's Opportunities Commitment to build upon our leadership role in the generic industry Actively identify and develop technological exclusivities Identified opportunities which increased our portfolio of paragraph IV filings Capitalize on our capability to develop transdermal drug delivery systems (i.e. Fentanyl Transdermal Patch) Branded opportunities update ApokynTM Nebivolol Nebivolol Nebivolol Nebivolol Nebivolol Nebivolol Nebivolol Nebivolol Nebivolol Nebivolol Nebivolol 4

Foundation of Our Growth Outstanding Employees Exceptional Quality Premier Customer Service Manufacturing Excellence Depth of Legal Expertise Research & Development Expertise Research & Development Expertise Research & Development Expertise Research & Development Expertise Research & Development Expertise Research & Development Expertise Research & Development Expertise 5 "Investing in our future"

Investing in Our Future FY97 FY98 FY99 FY00 FY01 FY02 FY03 FY04 R&D 43622 46278 61843 49121 64385 58847 86748 100813 SG&A 79948 96708 124964 148688 151212 169913 173070 201612 6 6 in thousands

FY97 FY98 FY99 FY00 FY01 FY02 FY03 FY04 EPS 0.23 0.36 0.4 0.53 0.13 0.91 0.96 1.21 EPS Growth EPS Growth 7

Strong Pipeline of Opportunities Over 200 products either filed or in development 41 ANDAs pending FDA approvals representing approximately $31 billion in brand sales Potential first-to-file PIV ANDAs representing approximately $11.5 billion in brand sales Potential first-to-file PIV ANDAs representing approximately $11.5 billion in brand sales Potential first-to-file PIV ANDAs representing approximately $11.5 billion in brand sales Potential first-to-file PIV ANDAs representing approximately $11.5 billion in brand sales *Based on IMS Health Data as of December 2003 Compound Brand Name Approximate 2003 Brand Sales* Approximate % Growth Over 2002 Amlodipine Norvasc(r) $2.2 billion + 6% Risperidone Risperdal(r) $1.9 billion + 10% Pioglitazone Actos(r) $1.7 billion + 18% Fentanyl Duragesic(r) $1.2 billion + 36% Levofloxacin Levaquin(r) $1.2 billion + 21% Oxybutynin ER 5mg Ditropan(r) XL $152 million + 6% Oxybutynin ER 10mg Ditropan(r) XL $202 million + 30% Modafinil Provigil(r) $297 million + 40% Levetiracetam Keppra(r) $267 million + 58% Levothyroxine Levoxyl(r) $256 million + 39% Undisclosed $951 million + 52% Undisclosed $182 million - 11% Undisclosed $19 million + 14% 8

ApokynTM (apomorphine hydrochloride injection) FDA approval received April 20, 2004 Anticipated launch July 2004 Orphan drug designation 7 year exclusivity Distributed via specialty pharmacy network To be marketed via Bertek's 50 person NeuroCare sales force Not expected to be a significant contributor FY05 Not expected to be a significant contributor FY05 Not expected to be a significant contributor FY05 Not expected to be a significant contributor FY05 Not expected to be a significant contributor FY05 Not expected to be a significant contributor FY05 Not expected to be a significant contributor FY05 Not expected to be a significant contributor FY05 Not expected to be a significant contributor FY05 First and only therapy in US for acute intermittent treatment of hypomobility, "off" episodes associated with advanced Parkinson's disease 9

Nebivolol New generation ?-blocker with a unique profile for the US hypertension market Results of the completed Bertek NDA Development Program showed: Highly ? 1 selective (? 1 to ? 2 ratio over 300 to 1) Blood pressure lowering regardless of age, race or gender Side-effect profile similar to placebo Once daily dosing without regard to food In vitro effect on nitric oxide NDA submitted April 2004 Currently marketed in over 50 countries outside the US Nebivolol road show planned for fall '04 Nebivolol road show planned for fall '04 Nebivolol road show planned for fall '04 Nebivolol road show planned for fall '04 Nebivolol road show planned for fall '04 Nebivolol road show planned for fall '04 Nebivolol road show planned for fall '04 Nebivolol road show planned for fall '04 Nebivolol road show planned for fall '04 Nebivolol road show planned for fall '04 Nebivolol road show planned for fall '04 Nebivolol road show planned for fall '04 Nebivolol road show planned for fall '04 Nebivolol road show planned for fall '04 10

FY05 Earnings Guidance Line Items Guidance Revenues Growth of 15 -20% Gross Margin Approx. 58 - 62% of Revenues R&D Approx. 6 - 8% of Revenues Selling & Marketing Approx. 6 - 8% of Revenues General & Administrative Approx. 9 - 11% of Revenues Operating Margin Approx. 37 - 40% of Revenues Tax Rate Approx. 36 - 38% Tax Rate Approx. 36 - 38% Tax Rate Approx. 36 - 38% Tax Rate Approx. 36 - 38% Tax Rate Approx. 36 - 38% Tax Rate Approx. 36 - 38% Tax Rate Approx. 36 - 38% Tax Rate Approx. 36 - 38% Tax Rate Approx. 36 - 38% EPS $1.30 - $1.40 11